CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 87 to the Registration Statement of Franklin Custodian Funds, Inc. on Form N-1A, File No. 002-11346, of our report dated November 4, 2003, relating to the financial statements and financial highlights of Franklin Custodian Funds, Inc. which appear in the September 30, 2003 Annual Report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."




                               PricewaterhouseCoopers LLP


San Francisco, California
January 28, 2004